                                                                    EXHIBIT 23.6


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of New Office Plus, Inc., which is included in the Current Report on Form 8-K dated July 16, 1996 of the U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.


                                         /s/ Shinners, Hucovski and Company S.C.


Shinners, Hucovski and Company S.C.
Green Bay, Wisconsin
September 30, 1996